UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 15, 2005

Date of Report (Date of earliest event reported)

Crown Financial Holdings, Inc.

(Exact name of registrant as specified in its charter)

NEW JERSEY	0-51175	20-2045547
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

525 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices and zip code)

(201) 459-9500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Susan S. Ciallella resigned as a Board member of Crown Financial Holdings, Inc. and Crown Financial Group, Inc., both New Jersey corporations (the “Companies”) effective as of February 15, 2005. She also resigned as a member of (i) the Audit Committee, (ii) the Compensation Committee, and (iii) the Nominating and Corporate Governance Committee, of the Board of Directors of the Companies, effective as of the same date. Ms. Ciallella’s resignation was for personal reasons.

Timothy M. Demarest, Executive Vice President and Chief Technology Officer of the Company resigned effective as of February 17, 2005, upon the expiration of his employment contract with the Company.

Section 8 – Other Events

Item 8.01 Other Events

SEC 17a-11 Notice & Cessation of Market Making Activities

On February 18, 2005, the Company submitted to the Securities and Exchange Commission a notification in compliance with Rule 17a-11 (the “Notice”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to report the Company’s net capital deficiency. On February 17, 2005, the NASD staff advised the Company that the Company was not in compliance with the broker-dealer $1,000,000 net capital requirements under the Exchange Act, as of February 14, 2005. The NASD staff alleged that the Company’s non-compliance with the net capital requirements was subsequent to and as a result of the Company’s reorganization into a holding company structure which was completed as of January 11, 2005. The NASD staff’s measurement of the Company’s net capital was made without accounting for the holding company reorganization. The Company (i) disagreed with the NASD staff’s position regarding its alleged net capital non-compliance and the causes thereof and (ii) stated its position that, in fact, it was in compliance with the net capital requirements since it maintained $1,447,235 in net capital, i.e., in excess of the $1,000,000 requirement, as of the date in question. As of the date of the filing, the Company is in dialogue with the NASD staff with respect to the foregoing matters.

Subsequent to the transmission of the Notice, the Company notified the NASD staff of its intention to cease all market making activities effective as of the close of business on February 18, 2005. The Company will continue to trade for its own account(s) on a principal basis as well as to engage in all other activities permitted under the NASD membership rules and regulations. While the Company intends to resume full market making activities in the future, there is no assurance that the Company will be successful in achieving its objective.

Press Releases

On February 17, 2005, the Company issued a press release announcing that Crown Financial Group, Inc., the broker dealer subsidiary of the Company (“CFGI”), contracted trading activities. On February 22, 2005, the Company issued an update on its previous press release, stating that on February 18, 2005, the Company ceased all market making activities. Copies of these press releases are attached as Exhibits 99.1 and 99.2 hereto. The reader is advised to read these press releases in their entirety.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)	Exhibit 99.1 Press release dated February 17, 2005.

Exhibit 99.2 Press release dated February 22, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2005	CROWN FINANCIAL HOLDINGS, INC.

	By:	/s/ Charles B. Kennedy III
	Name:	Charles B. Kennedy III
	Title:	Interim CEO and President

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